UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Carol Flaton and Jill Frizzley to the Board

On January 16, 2026, the Board of Directors (the “Board”) of Trinseo PLC (the “Company”) voted to increase the size of the Board to eleven members. The Board also voted to fill the vacancies created by the increase to the size of the Board by appointing two new independent directors, Carol Flaton and Jill Frizzley, to the Board, effective immediately. The Board determined that Ms. Flaton and Ms. Frizzley are independent directors in accordance with applicable New York Stock Exchange listing requirements and rules.

In connection with the Company’s ongoing discussions with its financial stakeholders regarding its capital structure, the Board believes that Ms. Flaton and Ms. Frizzley will bring valuable expertise to the Board. Ms. Flaton has over 30 years of experience in banking & finance, transformation & restructuring, and governance & risk management. Since her retirement, Ms. Flaton has served as an independent director for multiple public and private companies, and currently serves on the board of QVC Group, Inc. Ms. Frizzley currently serves as the president of Wildrose Partners LLC, an independent consulting company providing governance and related advisory services to multiple corporations. Ms. Frizzley also currently serves as a director for LanzaTechGlobal, Inc. and has previously served as a director on numerous public and private boards. Ms. Frizzley has extensive corporate experience with complex corporate governance, strategic transactions, and business transformations.

In connection with their appointments to the Board, on January 12, 2026, Ms. Flaton and Ms. Frizzley each entered into an amendment to an existing consulting agreement with the Company (as amended, the “Agreements”) that contemplates payment of a $50,000 monthly fee for their service on the Board, among other things. In light of this monthly fee, the Board suspended the application of the Company’s standard director compensation program to Ms. Flaton and Ms. Frizzley.

Further, under the terms of the Agreements, Ms. Flaton and Ms. Frizzley are subject to the terms of the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended on September 30, 2021, and which is incorporated by reference herein.

There are no other arrangements or understandings between Ms. Flaton and Ms. Frizzley and any other persons pursuant to which each was selected as a director. Additionally, neither Ms. Flaton and Ms. Frizzley has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cautionary Note on Forward-Looking Statements

This Current Report may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, outcome of discussions with our financial stakeholders regarding our capital structure, our ability to successfully execute our overall business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations; our ability to successfully implement and complete proposed restructuring initiatives and to successfully generate cost savings through such initiatives; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —”Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: January 20, 2026